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                                                                    EXHIBIT 99.2


NEWS RELEASE
For Immediate Release
February 6, 1998

Contact: Monica Williamson
Phoenix Network Investor Relations
(800) 448-0804


                        PHOENIX NETWORK SETS RECORD DATE


FEBRUARY 6, 1998 -- GOLDEN, CO -- Phoenix Network, Inc. (AMEX:PHX) announced today that the Board of Directors of the Company has fixed February 9, 1998 as the record date for the annual meeting of stockholders of the Company at which the stockholders of the Company will, among other things, vote upon a proposal to approve and authorize the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of December 31, 1997 among Phoenix Network, Inc., Qwest Communications International Inc. (NASDAQ:QWST) and Qwest 1997-5 Acquisition Corp. and the merger of Qwest 1997-5 Acquisition Corp. with and into Phoenix Network, Inc. As such, only stockholders of record of Phoenix Common Stock at the close of business on February 9, 1998 will be entitled to notice of and to vote at the annual meeting of stockholders. The Board of Directors has fixed March 30, 1998 as the date on which the annual meeting of stockholders of the Company will be held.

Phoenix Network is an inter-exchange carrier which, in addition to its core long distance products and services, offers Internet access, international call-back, conference calling, travel cards, debit cards, custom invoices, management reports, and a variety of other products and services. Phoenix Network's World Wide Web address is (http://www.phoenixnet.com).


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